UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE AVEON GROUP L.P.

(Exact name of registrant as specified in its charter)

Delaware	27-1767815
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

The America’s Cup Building 30 Doaks Lane Marblehead, Massachusetts	01945
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units Representing Limited Partner Interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-168719

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are common units representing limited partner interests of The Aveon Group L.P. (the “Registrant”). The information required by this Item 1 is incorporated by reference to the information set forth under “Conflicts of interest and fiduciary responsibilities,” “Description of common units” and “Material provisions of The Aveon Group L.P. partnership agreement” in the Registrant’s Registration Statement on Form S-1 (File No. 333-168719) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on August 10, 2010, and as amended on each of October 15, 2010, November 17, 2010, December 3, 2010, January 14, 2011, January 21, 2011, January 26, 2011 and February 2, 2011 (the “Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 2, 2011

THE AVEON GROUP L.P.

By:	Aveon Management L.L.C., its general partner

By:	/s/ John J. Hassett
	Name:	John J. Hassett
	Title:	President & Chief Executive Officer